UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2022

TerrAscend Corp.

(Exact name of Registrant as specified in its charter)

Ontario	000-56363	N/A
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3610 Mavis Road, Mississauga, Ontario L5C 1W2

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (855) 837-7295

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

TerrAscend Corp. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”) of the Company on June 27, 2022 virtually via a live audio webcast. As of April 28, 2022, the record date for the Annual Meeting, the Company had 251,971,226 shares of common stock outstanding. Of that number, 136,081,952 shares were represented in person or by proxy at the Annual Meeting. The Company’s stockholders voted on the following two proposals at the Annual Meeting, casting their votes as described below.

Proposal 1: Election of Directors

Each of the five individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

Director Nominee	Votes For	Withheld	Broker Non-Votes
Craig Collard	115,022,587	3,459,917	17,599,448
Kara DioGuardi	115,036,682	3,445,822	17,599,448
Ed Schutter	108,646,874	9,835,630	17,599,448
Lisa Swartzman	103, 897,851	14,584,653	17,599,448
Jason Wild	105,453,503	13,029,001	17,599,448

Proposal 2: Re-Appointment of Auditor

Proposal 2 was a proposal to re-appoint MNP LLP, Chartered Professional Accountants, of Toronto, Ontario as the Company’s auditor for the ensuing year at a remuneration to be fixed by the Company’s Board. This proposal was approved.

Votes For	Withheld	Broker Non-Votes
135,886,395	195,557	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 28, 2022

TerrAscend Corp.

	By:	/s/ Ziad Ghanem
Ziad Ghanem
President and Chief Operating Officer